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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated June 18, 1993 (except with respect to the matter discussed in Note 19 as to which the date is July 1, 1993) included in Sterling Software, Inc.'s Form 10-K for the year ended September 30, 1994 and to all references to our Firm included in this registration statement.


                                                /s/ Arthur Andersen LLP

Washington, DC

October 6, 1995